UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)
November 28, 2012
Arrow Financial Corporation
(Exact Name of Registrant as Specified in Its Charter)
New York
(State or Other Jurisdiction of Incorporation)
0-12507 (Commission File Number)
22-2448962 (IRS Employer Identification No.)
250 Glen Street, Glens Falls, NY (Address of Principal Executive Offices)
12801 (Zip Code)
(518) 745-1000 (Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events
On November 28, 2012, the Board of Directors of the Company approved a new stock repurchase program authorizing the repurchase, at the discretion of senior management, of up to $5 million of the Company’s common stock over the twelve month period starting January 1, 2013 in open market or negotiated transactions. This new repurchase program will replace the existing $5 million repurchase program authorized on November 30, 2011 which expires December 31, 2012. Through November 28, 2012, the Company had repurchased approximately $3.3 million of Company common stock under the existing program.
The related press release is attached to this Current Report on Form 8-K as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated November 29, 2012
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ARROW FINANCIAL CORPORATION
Date: November 29, 2012

By:
/s/ Terry R. Goodemote
Terry R. Goodemote
Executive Vice President, Treasurer and
Chief Financial Officer